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PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
AMERISERV FINANCIAL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

AMERISERV FINANCIAL, INC.
P.O. BOX 430
JOHNSTOWN, PENNSYLVANIA 15907-0430

To Be Held December 10, 2004

Mailed to Security Holders November            , 2004

AmeriServ Financial, Inc.
216 Franklin Street, P. O. Box 430
Johnstown, Pennsylvania 15907-0430
814-533-5158

        November            , 2004

Dear Fellow Shareholder:

        The Board of Directors of AmeriServ Financial, Inc. has called a Special Meeting of Shareholders to be held on Friday, December 10, 2004, at 10:00 a.m., Eastern Time, at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania 15901-2996.

        The matters to be acted upon at the meeting are:

  (a)
  to consider and approve the issuance and sale of 2,936,533 shares of AmeriServ Financial, Inc. common stock to institutional investors at a per share price of $4.50 in connection with a private placement that was announced on October 8, 2004.

  (b)
  to vote on a proposal to amend the articles of incorporation of the company to increase the number of authorized shares of common stock from 24,000,000 to 30,000,000.

  (c)
  such other matters as may properly come before the AmeriServ Financial, Inc. Special Meeting or any adjournment thereof.

        Please review the enclosed material and sign, date and return the proxy card or, if you prefer, vote by telephone or Internet by following the instructions on the proxy card. Regardless of whether you plan to attend the Special Meeting in person, please vote now so that the matters coming before the meeting may be acted upon.

        I look forward to seeing you at the Special Meeting.

Respectfully yours,
Allan R. Dennison President and Chief Executive Officer

AmeriServ Financial, Inc.
P. O. Box 430
Johnstown, Pennsylvania 15907-0430

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

November            , 2004

To The Shareholders:

        NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, a Special Meeting of Shareholders of AmeriServ Financial, Inc. will be held at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania 15901-2996, on Friday, December 10, 2004, at 10:00 a.m., Eastern Time, for the purpose of considering and voting on the following matters:

  1.
  To consider and approve the issuance and sale of 2,936,533 shares of AmeriServ Financial, Inc. common stock to institutional investors at a per share price of $4.50 in connection with a private placement that was publicly announced on October 8, 2004.

  2.
  To vote on a proposal to amend the articles of incorporation to increase the number of authorized shares of common stock from 24,000,000 to 30,000,000.

  3.
  Such other business as may properly come before the meeting or any adjournment thereof.

        Only those shareholders of record at the close of business on November 1, 2004, shall be entitled to notice of and to vote at the meeting. A proxy statement, a proxy card and a self-addressed postage prepaid envelope are enclosed. Please complete, sign and date the proxy card and return it promptly in the envelope provided or, if you prefer, vote by telephone or Internet by following the instructions on the proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

        This notice, the accompanying proxy statement and form of proxy are sent to you by order of the Board of Directors.

Sharon M. Callihan, Corporate Secretary
Johnstown, Pennsylvania November , 2004

AMERISERV FINANCIAL, INC.
P.O. Box 430
Johnstown, Pennsylvania 15907-0430

PROXY STATEMENT

GENERAL

Introduction

        This proxy statement and enclosed proxy card are being mailed to the shareholders of AmeriServ Financial, Inc. ("ASRV" or the "Company") on or about November            , 2004, in connection with the solicitation of proxies by the Board of Directors of ASRV. The proxies will be voted at the Special Meeting of Shareholders of ASRV to be held on Friday, December 10, 2004, at 10:00 a.m., Eastern Time, at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania 15901-2296 (the "Special Meeting"). AmeriServ Financial, Inc. is the holding company for AmeriServ Financial Bank doing business as AmeriServ Financial (the "Bank").

Solicitation of Proxies

        The cost of the solicitation of proxies will be borne by ASRV. ASRV has engaged Morrow & Company, Inc. ("Morrow") to solicit proxies. Morrow intends to solicit proxies by telephone, facsimile and similar means. ASRV will pay Morrow a fee of $6,000 plus reimbursement of its expenses for the proxy solicitation services. In addition to the use of the mails and a proxy solicitor, some directors and officers of ASRV may solicit proxies, without additional compensation, in person, by telephone, telegram, or otherwise. Arrangements may be made by ASRV with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and ASRV may reimburse them for reasonable expenses they incur in so doing.

Voting Securities

        As of the close of business on November 1, 2004 (the "Record Date"), there were outstanding [16,777,023] shares of common stock, par value $2.50 per share (the "Common Stock"), the only class of capital stock of ASRV outstanding. Except with respect to Matter Number 1 concerning the issuance of additional shares of Common Stock, holders of record of Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. With respect to Matter No. 1, as more fully described below, the proposed issuance of 2,936,533 shares of Common Stock is the second portion of a 5,731,533 share private placement of Common Stock. The institutional investors that have subscribed to purchase the additional 2,936,533 shares for which issuance approval is sought in this proxy statement, previously purchased 2,795,000 shares of Common Stock in a transaction that closed on October 8, 2004. Under the Nasdaq Marketplace Rules, the 2,795,000 shares issued to these investors may not vote their shares to approve the subsequent issuance of 2,936,533 shares to themselves. These investors have agreed to be present at the Special Meeting for purposes of establishing a quorum but also have agreed to abstain as to Matter No. 1. These shareholders will have the right to vote with respect to Matter No. 2. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters, other than the restriction on the voting of shares issued in the initial closing of the private placement, as noted above.

        If a shareholder participated in ASRV's Dividend Reinvestment and Common Stock Purchase Plan, the proxy card sent to such shareholder will represent the number of shares registered in the shareholder's name and the number of shares, including fractional shares, credited to the shareholder's Dividend Reinvestment Plan account.

        If the enclosed proxy card is appropriately marked, signed and returned in time to be voted at the Special Meeting, or, if a shareholder votes by telephone or Internet, in accordance with the instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" each of the matters presented in this proxy statement and in the discretion of the proxy holders as to any other matter.

Right of Revocation

        Proxies may be revoked at any time before they have been exercised by filing with the Corporate Secretary of ASRV an instrument of revocation or a duly executed proxy bearing a later date. Any shareholder attending the Special Meeting also may revoke a previously granted proxy by voting in person at the Special Meeting.

Quorum

        Under ASRV's Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the Special Meeting.

MATTER NO. 1

APPROVAL OF THE ISSUANCE OF COMMON STOCK IN EXCESS OF 20% OF THE COMMON STOCK OUTSTANDING IN COMPLIANCE WITH RULE 4350 OF THE NASDAQ STOCK MARKET

Background

        In 2002, the Company lost $5.2 million, and lost an additional $795,000 in the first quarter of 2003. During the process of crafting an appropriate turnaround strategy, new management identified three structural impediments that adversely affected, and continue to adversely affect, performance. These three structural impediments are:

  •
  an excessive debt burden at the Company consisting of $34.5 million of guaranteed junior subordinated deferrable interest debentures that bear interest at a rate of 8.45% and collateralize a 1998 issue of trust preferred securities of like amount;

  •
  a long-term borrowing position at the Bank that includes $210 million of Federal Home Loan Bank advances that mature in 2010 and bear interest at 6%; and

  •
  a mortgage servicing subsidiary that loses approximately $1 million annually and exposes ASRV to earnings volatility.

        At the end of 2003, the Company adopted a turnaround strategy that has previously been articulated to shareholders. The strategy consisted of three distinct elements. These were:

  •
  In 2003, stabilizing ASRV and taking immediate steps to eliminate or minimize those risk elements that posed the greatest threat to the Company;

  •
  In 2004, initiating steps to eliminate the three structural impediments to sustainable, improved earnings; and

  •
  Articulating and executing, over the long-term, a strategy centered on community banking and continued expansion of the Company's successful trust business that is intended to produce consistent future earnings.

        The Company believes it has accomplished the first element of this turnaround strategy. The final element of its turnaround strategy is an ongoing effort that requires sustained execution of the business plan.

        In order to address the second element of the turnaround strategy, the Company considered a number of alternatives, which included a sale of convertible trust preferred securities, a public offering of Common Stock or a private placement of Common Stock. The Company rejected the sale of trust preferred securities because it would not significantly reduce the Company's debt burden. It also rejected a public offering of Common Stock because of the expense, timing and market exposure that this would entail. Therefore, the Company engaged Lehman Brothers, Inc. to act as its placement agent in connection with a private placement of Common Stock to institutional investors in order to provide a portion of the capital needed to address the identified structural impediments. The Company received subscriptions for 5,731,533 shares of Common Stock from seven institutional investors. In order to satisfy Nasdaq shareholder voting requirements described below, the Company agreed to sell 5,731,533 shares of Common Stock at a price of $4.50 per share to these institutional investors in two separate closings pursuant to the terms of a Purchase Agreement dated October 8, 2004.

        Under the Purchase Agreement, the Company sold 2,795,000 shares of Common Stock on October 8, 2004, and raised gross proceeds of $12.6 million. The number of shares sold in this initial closing represented approximately 19.99% of the Common Stock outstanding at the time of issuance. Investors also have agreed to purchase an additional 2,936,533 of Common Stock subject to satisfaction of certain conditions, which include: (i) shareholder approval of the issuance of these additional shares of Common Stock at the Special Meeting, (ii) the volume weighted average price of the Common Stock for the twenty (20) trading days preceding the Special Meeting being equal to or in excess of $4.50 per share price, and (iii) there being no material adverse change with respect to the Company. In addition, if the volume weighted average price of the Common Stock is less than $4.50, each investor will have a five-day option to purchase the shares of Common Stock for which it subscribed at $4.50 per share, and, if certain investors decline to exercise their option, the other investors will have a further right to purchase those shares on a pro rata basis. If completed, this additional issuance of Common Stock will raise gross proceeds of $13.2 million.

Nasdaq Shareholder Vote Requirement

        The Common Stock is quoted on the Nasdaq Stock Market ("Nasdaq"). Under Nasdaq Marketplace Rules shareholder approval is required for any issuance of common shares or securities convertible into or exercisable for common shares in a non-public offering at a price below the market value or book value of such shares when the issuance or potential issuance will result in the sale of securities having 20% or more of the value, or 20% or more of the voting power, of the then outstanding common shares. The proposed issuance of 2,936,533 shares of Common Stock at $4.50 per share is below the current market price of the Common Stock and represents more than 20% of the outstanding Common Stock. Accordingly, the Company cannot issue the additional shares without shareholder approval.

Use of Proceeds

        The issuance of the Common Stock in the first closing and the second closing will permit the Company to address a significant portion of the identified structural impediments to improved performance.

        The gross proceeds to us from the first closing were $12.6 million, prior to deducting expenses payable of approximately $1.4 million. We will use the net proceeds of the first closing to: (1) repurchase or cause the redemption of $5.7 million of trust preferred securities issued by AmeriServ Capital Trust I, which do not qualify as Tier I capital under applicable regulations; (2) contribute approximately $2.0 million to the capital of the Bank, and (3) retain approximately $3.5 million of the net proceeds at the holding company level to improve our liquidity and provide sufficient cash to permit us to meet our debt service requirements on the remaining guaranteed junior subordinated deferrable interest debentures for approximately six quarters. The contribution of $2.0 million of the net proceeds to the capital of the Bank will replenish the capital of the Bank, which will be reduced by approximately $8.7 million in the fourth quarter. This reduction in the Bank's capital will occur because the Bank intends to: (i) deleverage its balance sheet by selling investment securities and use the proceeds to repay approximately $100.0 million of Federal Home Loan Bank advances with a resulting prepayment penalty of approximately $8.0 million, after tax, and (ii) sell or close its mortgage banking operation, Standard Mortgage Corporation of Georgia, and incur related severance and other expenses of $700,000, after tax.

        The gross proceeds to ASRV from the second closing will be $13.2 million, prior to deducting expenses payable of approximately $1.2 million. The Company expects to use the net proceeds of the second closing to: (1) repurchase or cause the redemption of $10.0 million of trust preferred securities issued by AmeriServ Capital Trust I, and (2) contribute approximately $2.0 million to the Bank to replenish the capital of the Bank. The Bank's capital will be further reduced upon completion of the second closing because the Bank intends to deleverage its balance sheet by selling investment securities and using the proceeds to repay an additional $25 million of Federal Home Loan Bank advances, with a resulting prepayment penalty of approximately $1.2 million, after tax.

Benefit to AmeriServ and our Shareholders

        The Company anticipates that the new capital from the first closing will generate annual additions to net income of approximately $2.3 million beginning in the first quarter of 2005. If the second closing is completed, the Company anticipates that this will generate annual additions to net income of approximately $1.0 million beginning in the first quarter of 2005. Management believes that the completion of the private placement eliminates or substantially reduces each of the three identified structural impediments to improved performance and represents an important milestone in the Company's turnaround strategy.

Additional Capital

        It is possible that the Company may seek additional capital in the future that would permit it to fully redeem the remaining trust preferred securities or further deleverage its balance sheet. However, there is no agreement or arrangement to seek additional capital at this time. On the other hand, if shareholders of AmeriServ do not approve the proposed issuance of the additional shares, the Company will have significantly less capital to address the identified structural impediments to improved performance. As a result, it would be more likely that the Company will seek additional capital either in a public offering that does not require shareholder approval or in a subsequent institutional placement at such time as the Company is advised by counsel, after consultation with The Nasdaq Stock Market, that shareholder approval would not be required. No assurance can be given that any subsequent offering of Common Stock will be on terms and conditions as favorable as the terms and conditions of the proposed private placement for which shareholder approval is currently being sought.

Vote Required

        The affirmative vote of a majority of all shares of Common Stock cast on Matter No. 1 is required to approve the issuance of the additional shares of Common Stock. Under Pennsylvania law, shares that abstain as to any particular matter are counted as present for purposes of establishing a quorum but are not counted as having voted on the matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THE ISSUANCE AND SALE OF 2,936,533 SHARES OF AMERISERV COMMON STOCK TO INSTITUTIONAL INVESTORS AT A PRICE OF $4.50 PER SHARE PURSUANT TO THE PURCHASE AGREEMENT DATED, AS IT MAY BE AMENDED, OCTOBER 8, 2004.

MATTER NO. 2

TO AMEND THE ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

General

        The Board of Directors has approved and is hereby soliciting shareholder approval of an amendment to the Company's existing articles of incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 24,000,000 to 30,000,000 shares. The full text of the proposed amendment to the articles of incorporation is set forth below. If the shareholders approve this proposal, the proposed amendment will become effective when articles of amendment are filed with the Secretary of State of the Commonwealth of Pennsylvania. Though the Company anticipates the filing of articles of amendment promptly after the Special Meeting, the Board of Directors will have the discretion to make the filing at any time after the Special Meeting.

        The Company is authorized to issue up to 24,000,000 shares of Common Stock, $2.50 par value per share, and 2,000,000 shares of preferred stock, without par value per share. The proposed amendment would increase the number of authorized shares of Common Stock to 30,000,000, but would not affect the authorized shares of preferred stock. The additional 6,000,000 shares of Common Stock would become a part of the existing class of Common Stock and, if and when issued, would have the same rights, privileges and preferences as the shares of Common Stock currently issued and outstanding. On November 1, 2004, [16,777,023] shares of Common Stock were outstanding and held of record by            registered shareholders. As of November 1, 2004, there were [167,828] shares reserved for issuance under our Dividend Reinvestment Plan and [406,152] shares reserved for issuance under our 2001 Stock Incentive Plan.

        Matter No. 2 is being proposed because the Board of Directors believes that it is advisable to have a greater number of authorized but unissued shares of common stock available for general corporate purposes. AmeriServ may from time to time consider public or private financings to provide AmeriServ with capital that may involve the issuance of additional shares of common stock or securities convertible into common stock, acquisitions, stock dividends or stock splits. The Board of Directors believes that having authority to issue additional shares of common stock will avoid the possible delay and significant expense of calling and holding a special meeting of shareholders to increase authorized shares of common stock. Except for the issuance of Common Stock proposed in Matter No. 1, at the present time, AmeriServ has no present agreement or arrangement involving the issuance of Common Stock.

Text of the Amendment to the Articles of Incorporation

        If the proposed amendment is approved by the shareholders, Article 5 of the articles of incorporation would read as follows:

        The aggregate number of shares which the corporation shall have authority to issue is:

        2,000,000 shares of preferred stock, without par value, and

        30,000,000 shares of common stock with a par value of $2.50.

Purposes and Effects of the Proposed Amendment

        The Board of Directors may issue authorized but unissued shares of Common Stock at such time or times, and for such corporate purpose or purposes, as it deem advisable, without any further action by the Company's shareholders, except as may be required by applicable law or the rules of the Nasdaq Stock Market or other market on which the Common Stock is traded. Nevertheless, the Company has no present agreement or arrangement to issue any of the additional shares of Common Stock proposed to be authorized. The Board of Directors does not intend to issue any shares of Common Stock except on the terms that it deems to be in the best interest of the Company.

        The proposed increase in the authorized shares of Common Stock will not, in itself, affect any of the rights, preferences, or privileges of any of the Company's shareholders. Nevertheless, the issuance of any of the additional authorized shares of Common Stock would dilute the existing shareholders' proportionate ownership and voting rights in the Company. In addition, the possible dilution caused by future issuances of shares of Common Stock could reduce the Company's net income per share in future periods and could reduce per share dividends, when and if declared by the Board of Directors out of funds legally available for that purpose.

        The proposed increase in the authorized shares of Common Stock is not intended as an "anti-takeover device," to inhibit or affect any possible change in control of the Company. However, the availability for issuance of additional shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest or increasing the cost to any person or persons attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

Vote Required

        The affirmative vote of a majority of shares of Common Stock cast is required to approve the proposed amendment to the articles of incorporation. Investors who purchased shares of Common Stock in the first closing, as described above, are entitled to vote on Matter No. 2.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 24,000,000 TO 30,000,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information concerning the number of shares of Common Stock beneficially owned, as of November 1, 2004, by each director, executive officer and persons or groups known by us to own beneficially 5% or more of our Common Stock:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Dimensional Funds Advisors, Inc.(3)	1,112,000	6.63
J. Michael Adams, Jr. (4)	53,793	*
Edward J. Cernic, Sr.	75,169	*
Allan R. Dennison	60,000
Daniel R. DeVos	8,173	*
James C. Dewar	82,105	*
Bruce E. Duke, III, M.D.	26,876	*
James M. Edwards, Sr.	37,156	*
Ray M. Fisher	57,473	*
Craig G. Ford	5,900	*
Kim W. Kunkle (5)	45,756	*
Margaret A. O'Malley (6)	217,090	1.3
Gary M. McKeown	8,666	*
Very Rev. Christian R. Oravec.	6,549	*
Mark E. Pasquerilla (4)	298,083	1.7
Howard M. Picking, III (8)	41,517	*
Sara A. Sargent	116,491	*
Thomas C. Slater	37,219	*
Jeffrey A. Stopko	30,145	*
Ronald W. Virag.	33,890	*
Robert L. Wise	39,932	*
5% Beneficial Owners, Officers and Directors as a Group (21 persons)	2,393,983	14.2

*
Less than 1%

(1)
Except as noted below, each of the identified beneficial owners, including each officer and director, has sole investment and voting power as to all the shares beneficially owned with the exception of those held jointly by certain officers and directors with their spouses or directly by their spouses or other relatives.

(2)
Includes shares of Common Stock that may be acquired within sixty (60) days of the Record Date upon the exercise of presently exercisable stock options that were granted under the 1991 Stock Option Plan and the 2001 Stock Incentive Plan as follows: 60,000, 45,433, 6,666, 23,556, 19,100 and 154,755 held by Dennison, Fisher, McKeown, Stopko, Virag and the group, respectively. In addition, Dennison, Fisher, McKeown and Stopko hold options to acquire Common Stock that first become exercisable, in part, on or after February 2005 and therefore are excluded.

(3)
Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401 ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over 1,112,000 shares of Common Stock as of June 30, 2004. The Funds own all

  securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(4)
Total number of shares includes J. Michael Adams, Jr. as voting trustee of 23,897 shares of Common Stock held by Jerome M. Adams and Elizabeth Adams under a Voting Trust Agreement dated January 31, 2002.

(5)
Includes 19,203 and 3,000 shares held by Laurel Management Retirement Plan and Laurel Corporation, respectively, of which Mr. Kunkle is an officer and has voting and investment power.

(6)
Margaret A. O'Malley is voting trustee of 105,248 shares of Common Stock held by James F. O'Malley and Jean O'Malley under a Voting Trust Agreement dated March 3, 1997.

(7)
Includes 247,150 shares of Common Stock held by Crown American Enterprises, Inc. of which Mark E. Pasquerilla is an officer and 41,500 shares held by Marenrico Partnership of which Mr. Pasquerilla is one of the partners.

(8)
Includes 366 shares owned by The Picking Company of which Mr. Picking is Chairman.

FINANCIAL INFORMATION

        Requests for printed financial material for ASRV or any of its subsidiaries—annual reports, Forms 10-K, 10-Q and Call Reports—should be directed to Jeffrey A. Stopko, Senior Vice President and Chief Financial Officer, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430, telephone (814) 533-5310. A representative of the Company's independent auditors, Deloitte & Touche LLP, is expected to attend the Special Meeting and will be available to answer questions.

OTHER MATTERS

        The Board of Directors knows of no other matters to be presented at the Special Meeting. If, however, any other business should properly come before the Special Meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

COMPLAINTS AND CONCERNS

        Shareholders and other interested parties who desire to communicate directly with the Company's independent, non-management directors should submit communications in writing addressed to Audit Committee Chair, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430.

        Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with the Company's Audit Committee in writing addressed to Audit Committee Chair, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ SHARON M. CALLIHAN Corporate Secretary
November , 2004

PROXY

AMERISERV FINANCIAL, INC.

SPECIAL MEETING OF SHAREHOLDERS

        The undersigned shareholder(s) of AMERISERV FINANCIAL, INC., Johnstown, Pennsylvania do(es) hereby appoint Harry Morrow and James V. Saly, or either one of them my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the Common Stock of the Corporation standing in my (our) name(s) on its books on November 1, 2004, at the Special Meeting of its Shareholders to be held at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, PA 15901-2996, on Friday, December 10, 2004, at 10:00 a.m., or any adjournment(s) thereof, as follows on the reverse side

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

        Your vote is important. Please vote immediately

Vote-By-Internet

        Log on to the Internet and go to http://www.eproxyvote.com/asrv

OR

Vote-by-Telephone

        Call toll free 1-877-PRX-VOTE (1-877-779-8683).

        If you vote over the Internet or by telephone, please do not mail your card.

☒    Please mark votes as in this example.

IN ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED SHALL BE VOTED IN FAVOR OF ITEM 1 AND ITEM 2 AND IN THE BEST JUDGMENT OF THE PERSONS NAMED IN THIS PROXY WITH RESPECT TO ITEM 3.

  1.
  To consider and approve the issuance and sale of 2,936,533 shares of AmeriServ Common Stock to institutional investors at a price of $4.50 per share pursuant to the Purchase Agreement, as it may be amended, dated October 8, 2004.

☐    FOR                ☐    WITHHELD                ☐    ABSTAIN

  2.
  To consider and approve an amendment to the articles of incorporation to increase the number of authorized shares of Common Stock from 24,000,000 to 30,000,000.

☐    FOR                ☐    WITHHELD                ☐    ABSTAIN

  3.
  In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

☐    MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
☐    MARK HERE IF YOU PLAN TO ATTEND THE MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.

        This will ratify and confirm all that said attorney(s) may do or cause to be done by virtue hereof. Said attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at said meeting or any adjournment(s) thereof. I (we) hereby revoke all proxies by me (us) heretofore given for any meeting of Shareholders of said Corporation.

        Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated November            , 2004.

        Please sign and return promptly in the enclosed addressed envelope.

        Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, etc., you should indicate your full title. If stock is in joint name(s), each joint owner should sign.

Signature:
Date:
Signature:
Date:

QuickLinks

PROXY STATEMENT GENERAL
MATTER NO. 2 TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
FINANCIAL INFORMATION
OTHER MATTERS
COMPLAINTS AND CONCERNS
PROXY AMERISERV FINANCIAL, INC. SPECIAL MEETING OF SHAREHOLDERS